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                                                Filed pursuant to Rule 424(b)(3)
                                        Registration Statement Number 333-112274

           Addendum to Prospectus Supplement Dated February 24, 2006

                                                            Dated: April 1, 2006

                                STATE OF ISRAEL
                                  $400,000,000
                    FLOATING RATE LIBOR BONDS (SIXTH SERIES)
                    ----------------------------------------

Initial Interest Rate for the Bonds purchased during the first half of April 2006 (April 1-14) are:

4-Year Floating Rate LIBOR Bond    5.125%
10-Year Floating Rate LIBOR Bond   5.225%

These interest rates were calculated as follows:

4-Year Floating Rate LIBOR Bond:

Applicable LIBOR       + Number of basis points set by  = Initial Interest Rate:
for April 1-14, 2006:    State of Israel at beginning     ----------------------
---------------------    of this sales period:
                         ---------------------

5.125%                   0 basis points                   5.125%


10-Year Floating Rate LIBOR Bond:

Applicable LIBOR       + Number of basis points set by  = Initial Interest Rate:
for April 1-14, 2006:    State of Israel at beginning     ----------------------
---------------------    of this sales period:
                         ---------------------

5.125%                   10 basis points                  5.225%

5-Year Floating Rate LIBOR Bond is not available.

Applicable LIBOR is then adjusted two banking days prior to June 1 and December 1 during the term of the bonds. Bonds purchased during the semi-monthly sales period of April 15, 2006 to April 30, 2006 will receive the rate and spread in effect for that sales period. A purchase is effective when all required subscription documents are received in a form acceptable to Israel and the full purchase price is accepted.